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               SECURITIES AND EXCHANGE COMMISSION

                      Washington D.C. 20549


                             FORM 8-K
                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 21, 1999



                     FRENCH FRAGRANCES, INC.
      (Exact name of registrant as specified in its charter)




            Florida                  1-6370           59-0914138
 (State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)           File Number)    Identification No.)



         14100 N.W. 60th Avenue
          Miami Lakes, Florida                       33014
 (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:  (305) 818-8000





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  (Former name or former address, if changed since last report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 21, 1999, French Fragrances, Inc. (the "Company"), consummated the acquisition (the "PSI Acquisition") of certain assets of Paul Sebastian, Inc. ("PSI"), a manufacturer, marketer and distributor of prestige fragrance products, including trademarks or licenses to manufacture and distribute the fragrance brands PS Fine Cologne for Men, Design for Women, Design for Men, Casual for Women, Casual for Men and Cigar Aficionado, inventory, returns, accounts receivable, books and records, fixed assets (consisting of manufacturing tools, dyes and molds), claims and goodwill (collectively, the "Acquired Assets"). The purchase price for the Acquired Assets consisted of approximately $9.0 million in cash and a subordinated debenture of $500,000 (the "Debenture"). The purchase price for the acquisition was based on negotiations between the Company and PSI. The cash portion of the purchase price was financed from available cash from operations. The Debenture is non-interest bearing, with the principal amount being payable in 18 months from the date of closing of the PSI Acquisition, and is being held by the Company as security for PSI's indemnification obligations under the Asset Purchase Agreement. The Company did not assume any facility leases and intends to use the manufacturing tools, dyes and molds acquired from PSI for its fragrance operations in the same manner as PSI used such property.

         Included as Exhibit 2.1 is the Asset Purchase Agreement between the Company and PSI, and as such, the foregoing description is qualified in its entirety by reference to and incorporation of the terms and provisions thereof.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of PSI

         The financial statements required by this Item will be filed by amendment not later than 60 days after the date this Form 8-K must be filed with the Commission.

(b)      Pro Forma Financial Information

         The financial information required by this Item will be filed by amendment not later than 60 days after the date this Form 8-K must be filed with the Commission.

(c)      Exhibits

2.1*     Asset Purchase Agreement dated as of January 20, 1999,
between the Company and PSI.
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*  The exhibits (consisting primarily of conveyance documents and instruments representing the consideration paid by the Company) and disclosure schedules to this Agreement setting forth information relating to the representations, warranties and covenants have been omitted. The registrant agrees to furnish supplementally copies of these documents to the Commission upon request.

   The foregoing list omits instruments defining the rights of holders of long term debt of the Company where the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company. The registrant agrees to furnish a copy of such instrument or agreement to the Commission upon request.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                FRENCH FRAGRANCES, INC.


Date:  February 3, 1999         /s/ William J. Mueller
                                -------------------------------
                                William J. Mueller
                                Vice President - Operations and
                                Chief Financial Officer

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                              EXHBIT INDEX

EXHIBIT
NUMBER                         DESCRIPTION
-------                        -----------
2.1 Asset Purchase Agreement dated as of January 20, 1999, between the Company and PSI.